Exhibit 3.4

SMITH ELECTRIC VEHICLES CORP.

Incorporated Under the Laws of the
State of Delaware

AMENDED AND RESTATED BY-LAWS

ARTICLE I
OFFICES

Smith Electric Vehicles Corp. (the “Corporation”) shall maintain a registered office in the State of Delaware.  The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.                                           Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held on such date, at such time and at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Only if so determined by the Board of Directors, in its sole discretion, a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided in the General Corporation Law of the State of Delaware.

Section 2.                                           Annual Meeting.  The annual meeting of stockholders of the Corporation (the “Annual Meeting”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors and transact only such other business as is properly brought before the meeting in accordance with these By-Laws.  Notice of the Annual Meeting stating the place, date and hour of the meeting shall be given as permitted by law to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3.                                           Special Meetings.  Unless otherwise prescribed by law or the Certificate of Incorporation of the Corporation (such Certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the “Certificate of Incorporation”), special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the Secretary at the request of the Board of Directors.  Notice of a Special Meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  Only such business as is specified in the notice of special meeting shall come before such meeting.  The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

Section 4.                                           Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of capital stock issued and outstanding entitled to vote thereat representing at least a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Whether or not a quorum is present, the chairman of the meeting, or the stockholders entitled to vote thereat, present or represented by proxy, holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

Section 5.                                           Appointment of Inspectors of Election.  The Board of Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election (“inspectors”) to act at such meeting or any adjournment or postponement thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board shall appoint one or more inspectors to act at such meeting.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspectors shall not be directors, officers or employees of the Corporation.

Section 6.                                           Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any class or series of capital stock other than the Common Stock, par value $0.001 per share, of the Corporation (“Common Stock”), shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed by law or in the Certificate of Incorporation, and each stockholder of record of Common Stock shall be entitled on each matter submitted to a vote at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 5 of Article VI of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

At all meetings of stockholders, all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, shall be determined by the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon, and where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class.

The vote on any matter presented to the stockholders for action, including the election of directors, shall be by written ballot, or, if authorized by the Board of Directors, in its sole discretion, by electronic ballot given in accordance with a procedure set out in the notice of such meeting.  Each ballot shall state the number of shares voted.

Proxy cards shall be returned in envelopes addressed to the inspectors, who shall receive, inspect and tabulate the proxies. Comments on proxies, consents or ballots shall be transcribed and provided to the Secretary with the name and address of the stockholder.  Nothing in this Article II shall prohibit the inspector from making available to the Corporation, prior to, during or after any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

Section 7.                                           Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of the State of Delaware.  A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Section 8.                                           List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9.                                           Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 10.                                     Advance Notice of Stockholder-Proposed Business at Annual Meeting.  At an Annual Meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting business must be: (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (y) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (z) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an Annual Meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II), the stockholder intending to propose the business (the “Proponent”) must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(a)  Timely.  To be timely, a Proponent’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the previous year’s Annual Meeting; provided, however, that in the event the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than one hundred twenty (120) days in advance of such Annual Meeting and no later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or the public disclosure of the date of the Annual Meeting was made by the Corporation, whichever first occurs.  In no event shall the adjournment or postponement of the Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)  Proper Written Form.  To be in proper written form, a Proponent’s notice to the Secretary must set forth: (x) as to each matter the Proponent proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (y) as to the Proponent and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of each such person, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books; (ii) the class and number of all shares of capital stock of the Corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person’s shares, as of the date of the Proponent’s notice; (iii) any material interest of each such person, or any affiliates or associates of each such person, in such business; (iv) a description of any agreement, arrangement or understanding with respect to such business between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation; (vi) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such business; (vii) a statement regarding whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal; and (viii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the Annual Meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

(c)  Supplements.  In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than five (5) business days following the later of the record date for notice of the meeting and the date on which the record date first is publicly disclosed to disclose the information contained in clauses (ii), (iv) and (v) of Section 10(b) above as of the record date for notice of the meeting.  For purposes of these By-Laws, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and an “affiliate” of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made; or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).

(d)  Compliance with Procedures.  Without exception, no business shall be conducted at any Annual Meeting except in accordance with the provisions set forth in this Section 10 and, if applicable, Section 11 of this Article II.  In addition, business proposed to be brought by a stockholder may not be brought before the Annual Meeting if such stockholder or any affiliate or associate of such stockholder, as applicable, takes action contrary to the representations made in the notice delivered to the Secretary by or on behalf of such stockholder pursuant to this Section 10 (or any supplement thereto as required by Section 10(c) above) or if such notice (or supplement) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that business was not properly brought before the Annual Meeting and in accordance with the provisions of this Section 10, and, if the chairperson should so determine, he or she shall so declare at the Annual Meeting that any such business not properly brought before the Annual Meeting shall not be conducted.  The requirements of this Section 10 shall apply to any business to be brought before an Annual Meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II) whether such business is to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section 10 are included to provide the Corporation notice of a stockholder’s intention to bring business before an Annual Meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an Annual Meeting.

Section 11.                                     Nomination of Directors; Advance Notice of Stockholder Nominations.  Any stockholder entitled to vote for the election of a director at an Annual Meeting or special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may nominate one or more persons for election only if written notice of such stockholder’s intent to make such nomination is delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation. For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(a)  Timely.  To be timely, such notice must be received by the Secretary (i) with respect to an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the previous year’s Annual Meeting; provided, however, that in the event the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no earlier than one hundred twenty (120) days in advance of such Annual Meeting and no later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or the public disclosure of the date of the Annual Meeting was made by the Corporation, whichever first occurs; and (ii) with respect to a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, no earlier than one hundred twenty (120) days in advance of such special meeting and no later than the close of business on the tenth day following the date on which notice of the date of the special meeting was mailed or the public disclosure of the date of the special meeting was made by the Corporation, whichever first occurs.  In no event shall the adjournment or postponement of the Annual Meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)  Proper Written Form.  To be in proper written form, the notice of the stockholder intending to make the nomination (the “Proponent”) shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of all shares of capital stock of the Corporation that are owned of record and beneficially by such person; (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; (E) a description of all arrangements or understandings between the Proponent and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Proponent; (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders; (G) as an appendix, a completed and signed questionnaire, representation and agreement required by Section 11(d) of this Article II; and (H) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(ii) as to the Proponent and the beneficial owner, if any, on whose behalf the nomination is being made: (A) the information required to be provided pursuant to clauses (i) through (v) of Section 10(b) above and the supplement referenced in Section 10(c) above (which supplement shall be provided in the time period specified in such Section 10(c)), except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph; (B) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a statement regarding whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of the nomination; and (D) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(iii) to the extent requested by the Corporation, such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(c)  Compliance with Procedures.  Without exception, if the chairperson of the meeting of stockholders determines that a nomination by one or more stockholders of any candidate for election as a director was not made in accordance with the provisions set forth in this Section 11, such nomination shall be void.  In addition, nomination of any candidate for election shall be void if a Proponent or any affiliate or associate of such Proponent, as applicable, takes action contrary to the representations made in the notice (or any supplement thereto) delivered to the Secretary by or on behalf of such Proponent pursuant to this Section 11 or if such notice (or supplement) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proponent intending to make a nomination at an Annual Meeting or special meeting of stockholders pursuant to this Section 11 does not provide, in the time periods established under this Section 11, the information required under this Section 11 to the Corporation, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.  The requirements of this Section 11 are included to provide the Corporation notice of a stockholder’s intention to nominate a candidate for election as a director and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to nominating a candidate for consideration at an Annual Meeting or special meeting of stockholders at which directors are to be elected.

(d)  Submission of Questionnaire; Representation and Agreement.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(a) of this Article II) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 12.                                     Other Requirements and Rights.  In addition to the foregoing provisions of Sections 10 and 11 of this Article II, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in such Sections 10 and 11.  Nothing in this Section 12 shall be deemed to affect any rights of (a) a stockholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (b) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1.                                           Number; Election; Removal.  Except as otherwise required by the Certificate of Incorporation, the number of directors which shall constitute the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than one (1) nor more than ten (10).  Except as provided in Section 2 of this Article III or in the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors by a plurality of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present.  Except as otherwise may be provided in the Certificate of Incorporation, a director may be removed by the affirmative vote of holders of shares of capital stock issued and outstanding and entitled to vote in an election of directors representing at least a majority of the votes entitled to be cast thereon, and then, only for cause. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

Section 2.                                           Vacancies.  Except as may be provided otherwise in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the expiration of the term for which elected and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware.  Except as may be provided otherwise in the Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.                                           Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done solely by the stockholders.

Section 4.                                           Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the entire Board of Directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, telegram or facsimile or electronic transmission, not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 5.                                           Quorum.  Except as may be otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.

Section 6.                                           Action Without a Meeting.  Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 7.                                           Participation by Telephone.  Unless otherwise provided by the Certificate of Incorporation or these By-Laws, anyone or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other.  Participation by such means shall constitute presence in person at the meeting.

Section 8.                                           Compensation.  The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors or a committee thereof shall have the authority to fix the compensation of directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or entering into transactions otherwise permitted by the Certificate of Incorporation, these By-Laws or applicable law.

Section 9.                                           Resignation.  Any director may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 10.                                      Chairman of the Board.  The Board of Directors shall annually elect, by the affirmative vote of a majority of the directors then in office, a Chairman of the Board, and may fill any vacancy in the position at such time and in such manner as the Board of Directors may determine.  The Chairman of the Board shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, and shall preside at all meetings of stockholders and Board of Directors at which he or she is present except as the Board of Directors may otherwise determine by majority vote.  In the absence of the Chairman of the Board, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the

Chairman of the Board) shall preside at such meeting of stockholders or Board of Directors and, in the Chief Executive Officer’s absence, a majority of the directors present at such meeting shall elect a member of the Board of Directors to preside.

ARTICLE IV
COMMITTEES

Section 1.                                          Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or member constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee or in the By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, the authority to issue shares, and the authority to declare a dividend, except as limited by General Corporation Law of the State of Delaware or other applicable law, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.  All acts done by any committee within the scope of its powers and duties pursuant to these By-Laws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.  The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

Section 2.                                          Resignation.  Any member of a committee may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3.                                          Quorum.  A majority of the members of a committee shall constitute a quorum.  The vote of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

Section 4.                                          Record of Proceedings.  Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors as and when required by the Board of Directors.

Section 5.                                          Organization, Meetings, Notices.  A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

ARTICLE V
OFFICERS

Section 1.                                          General.  The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer.  The Board of Directors, in its discretion, may also appoint and specifically identify such other officers as in its judgment may be necessary or desirable, including, but not limited to, one or more Presidents, one or more Vice Presidents, or one or more Assistant Secretaries or Assistant Treasurers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be stockholders or directors of the Corporation.  Any office named or provided for in this Article V (including, without limitation, Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer) may, at any time and from time to time, be held by one or more persons.  If an office is held by more than one person, each person holding such office shall serve as a co-officer (with the appropriate corresponding title) and shall have general authority, individually and without the need for any action by any other co-officer, to exercise all the powers of the holder of such office of the Corporation specified in these By-Laws and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or such other officer specified in this Article V.

Section 2.                                          Appointment; Removal.  The Board of Directors shall appoint the officers of the Corporation, except such subordinate officers as may be appointed in accordance with the provisions of this Section 2, subject to the rights, if any, of an officer under any contract of employment.  The officers of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.  The officers of the Corporation shall hold their offices until their respective successors have been appointed and qualified or until their earlier death, resignation or removal.  The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, a President or, in the absence of a Chief Executive Officer and a President, a Vice President, to appoint such subordinate officers and agents as the business of the Corporation may require.  Each of such subordinate officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 2 for the regular appointment to such office.

Section 3.                                          Resignation.  Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.                                          Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, any President, any Vice President, the Secretary or Assistant Secretary, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof, and at any such meeting, or in giving any such consent, shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 5.                                          Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents.  The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition, the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation.  The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability.

Section 6.                                          Presidents.  The President(s) shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors, and in the absence or disability of the Chief Executive Officer, the President(s) in the order determined by the Board of Directors (or if there be no such determination, then in the order of their appointment) shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided.  In addition, the President(s) shall have such powers and perform such duties generally appertaining to the office of the President of a corporation, except to the extent the Chief Executive Officer or the Board of Directors shall have otherwise provided.

Section 7.                                          Vice Presidents.  The Vice President(s) shall have such powers and perform such duties as are prescribed by the Chief Executive Officer, any President or the Board of Directors, and in the absence or disability of the Chief Executive Officer and the Presidents, the Vice President(s) in the order determined by the Board of Directors (or if there be no such determination, then in the order of their appointment) shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided.  In addition, the Vice President(s) shall have such powers and perform such duties generally appertaining to the office of the Vice President of a corporation, except to the extent the Chief Executive Officer, any President or the Board of Directors shall have otherwise provided.

Section 8.                                          Secretary; Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors.  The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.  The Secretary shall give or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform generally all the duties usually appertaining to the office of secretary of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their appointment), shall, in the absence of the Secretary for any reason, including the failure of the Board of Directors to elect a Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Chief Executive Officer may from time to time prescribe.

Section 9.                                          Chief Financial Officer.  The Chief Financial Officer shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer.  The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation.  The Chief Financial Officer shall generally perform all the duties usually appertaining to the affairs of a chief financial officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer or these By-Laws.

Section 10.                                   Treasurer; Assistant Treasurers.  The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and the Board of Directors whenever any of the foregoing may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation.  The Treasurer shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or

these By-Laws.  The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the Board of Directors to elect a Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

Section 11.                                   Additional Powers and Duties.  In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

ARTICLE VI
CAPITAL STOCK

Section 1.                                          Form of Certificate; Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chief Executive Officer, any President or any Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Except as otherwise provided by law or these By-Laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.                                          Signatures.  Any signature required to be on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.                                          Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.                                          Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws.  Transfers of stock shall be made on the books of the Corporation only by the holder of record or by such person’s attorney duly authorized, and upon the surrender of properly endorsed certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law).

Section 5.                                          Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.                                          Record Owners.  The Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of a share to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.                                          Dividends.  Subject to the provisions of the Certificate of Incorporation or applicable law, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any properly of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII
INDEMNIFICATION

Section 1.                                          Indemnification Respecting Third Party Claims.

Subject to the other provisions of this Article VII, the Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature

(other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 2.                                          Indemnification Respecting Derivative Claims.

Subject to the other provisions of this Article VII, the Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors.

Section 3.                                          Determination of Entitlement to Indemnification.  Any indemnification to be provided under either of Section 1 or 2 above in this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified had met the applicable standard of conduct set forth in such Section of this Article.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the Disinterested Directors, even though less than a quorum, or (b) by majority vote of the members of a committee composed of at least two Disinterested Directors, designated by majority vote of Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors, or if such directors so direct, by Independent Counsel in a written opinion, or (d) by action of the stockholders taken as permitted by law, these By-Laws and the Certificate of Incorporation.  Such determination shall be made, with respect to any other person, by such officer or officers of the Corporation as the Board of Directors or the executive committee (if any) of the Board may designate, in accordance with any procedures that the Board of Directors, the executive committee (if any) or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the Chief Legal Officer or the General Counsel of the Corporation.  In the event a request for indemnification is made by any person referred to in Section 1 or 2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 4.                                          Right to Indemnification upon Successful Defense and for Service as a Witness.

(a)  Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 1 or 2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b)  To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her service as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 5.                                          Advancement of Expenses.

(a)  Expenses and costs incurred by any present or former director or officer of the Corporation in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the full extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article and (ii) the affirmation described in Section 5(c).

(b)  Expenses and costs incurred by any other person referred to in Section 1 or 2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of (i) an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and (ii) the affirmation described in Section 5(c), and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

(c)  Any person seeking advancement of expenses under this Section 5 shall deliver to the Corporation a written affirmation, personally signed by or on behalf of such person, of his or her good faith belief that (i) he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, (ii) his or her conduct giving rise to the action, suit or proceeding was not knowingly fraudulent, false, or dishonest, (iii) such conduct did not constitute knowing misconduct, and (iv) he or she is not liable for profits made from the purchase or sale by him or her of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal, state or local law.

Section 6.                                          Limitations on Indemnification.  Subject to Section 4 above and the requirements of Delaware law, the Corporation shall not be obligated to indemnify any person or advance to any person any expenses or costs under this Article VII:

(a)  if such person is threatened to be made a party but does not become a party to any action, suit or proceeding, unless the incurring of such expenses was authorized by or under the authority of the Board of Directors;

(b)  with respect to any amount paid in settlement, if the Corporation has not consented to such settlement, which consent shall be determined by majority vote of the Disinterested Directors; provided, however, that if there do not then exist any Disinterested Directors, the Corporation shall be liable for indemnification of such person for amounts paid in settlement if Independent Counsel has approved the settlement;

(c)  if such person has been, other than pursuant to this Article VII, indemnified by the Corporation or any other person or entity, whether pursuant to any insurance policy purchased and maintained by the Corporation or any Associated Entity or otherwise;

(d)  if such action, suit or proceeding is brought by or on behalf of such person, alone or with others, against the Corporation or any director or officer of the Corporation or any Associated Entity, unless (i) the Corporation has joined in or the Board of Directors has consented to the initiation of such action, suit or proceeding; (ii) such action, suit or proceeding is to enforce such person’s indemnification rights (whether under this Article VII, any insurance policy maintained by the Corporation, the Certificate of Incorporation or applicable law) in connection with any other action, suit or proceeding in which such person is entitled to such indemnification; or (iii) such action, suit or proceeding is otherwise required to be brought under applicable law;

(e)  on account of any suit for an accounting of profits made from the purchase or sale by such person of securities of the Corporation pursuant to Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local law;

(g)  on account of such person’s conduct if it is finally adjudged by a court or administrative agency having jurisdiction in the matter, or is admitted by such person, that such conduct (i) was knowingly fraudulent, false or dishonest or (ii) constituted knowing misconduct; or

(h)  if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that such indemnification is not lawful.

Section 7.                                          Notice of Action; Assumption of the Defense.  Promptly after receipt by any person referred to in Section 1, 2 or 5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof; provided, however, that any failure to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee under this Article.  The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, to assume the defense thereof with counsel chosen by it.  If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article.

Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under Section 1, 2 or 5 above in this Article for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the employment of counsel by Indemnitee has been authorized by a majority of the Disinterested Directors (as defined below), excluding Indemnitee (if Indemnitee otherwise would constitute a Disinterested Director), (b) Indemnitee shall have reasonably concluded that there exists an actual or potential conflict of interest between the Corporation and Indemnitee in the conduct of the defense of the action, suit or proceeding, and such conclusion is supported by an opinion of counsel, or (c) the Corporation shall not in fact have timely employed counsel to assume the defense of the action, suit or proceeding, in each of which cases, subject to the limitations of Section 6, the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in Section 1, 2 or 5 and Section 3 above in this Article.

The Corporation will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending claim in an action, suit or proceeding unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability in connection with such claim.  Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 8.                                          Indemnification Not Exclusive.  The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

Section 9.                                          Corporate Obligations; Reliance.  The provisions of Sections 1, 2, 4(a) and 5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 10.                                   Further Changes.  Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 11.                                   Successors.  The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 1 through 10 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 12.                                   Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 13.                                   Definitions of Certain Terms.  For purposes of this Article,

(a)  references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(b)  references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries.

(c)  a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

(d)  “Disinterested Directors” means the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding for which indemnification or advancement of expenses is being requested.

(e)  “Incumbent Director” means (i) a member of the Board of Directors as of the closing date of the initial public offering of the Corporation’s Common Stock (the “Effective Date”), and (ii) any individual who becomes a director of the Corporation subsequent to the Effective Date whose election (or nomination for election) by the Corporation’s stockholders is approved by a vote of at least a majority of the Incumbent Directors (provided that Incumbent Directors then constitute a majority of the Board of Directors); provided, that any such individual described in clause (ii) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors

(provided that Incumbent Directors then constitute a majority of the Board of Directors) will not be deemed an Incumbent Director.

(f)  “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Article, or of other persons with similar indemnification rights), or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person or entity who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights hereunder.  Any Independent Counsel appointed pursuant to this Article VII shall be appointed by (x) a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, (y) a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, or (z) if no Disinterested Directors exist, a majority vote of the full Board of Directors.

ARTICLE VIII
GENERAL

Section 1.                                          Fiscal Year.  The fiscal year of the Corporation shall be such date as shall be fixed by resolution of the Board of Directors from time to time.

Section 2.                                          Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise upon any paper, certificate or document.

Section 3.                                          Disbursements.  All checks, drafts or demands for money out of the funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.                                          Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of stockholders or in a notice of such meeting of the Board of Directors, as the case may be.  Unless a higher percentage is required by law or by the Certificate of Incorporation as to any matter which is the subject of these By-Laws, any alteration, amendment or repeal of these By-Laws or any adoption of new By-Laws must be approved by either the affirmative vote of holders of shares of capital stock of the Corporation issued and outstanding entitled to vote thereon representing at least a majority of the votes entitled to be cast thereon or by a majority of the entire Board of Directors then in office.

Section 5.                                          Definitions.  As used in this Article and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.